Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-185142, 333-217253, and 333-268953 on Form S-8 of our report dated February 25, 2022 on the consolidated statements of income, comprehensive income, changes in stockholders' equity and cash flows of Pacific Premier Bancorp, Inc. and Subsidiaries for the year ended December 31, 2021, appearing in this Annual Report on Form 10-K.

/s/ Crowe LLP

Costa Mesa, California
February 23, 2024